UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	38-0710690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.800% Senior Notes due 2022	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates: 333-209699
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Kellogg Company (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 9, 2017 (the “Prospectus Supplement”) to a Prospectus dated February 25, 2016 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-209699), which Registration Statement was filed with the Commission on February 25, 2016, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.
The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

4.1
Indenture, dated as of May 21, 2009, between Kellogg Company and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to Kellogg Company’s Registration Statement on Form S-3, Commission file number 333-209699)

4.2
Officers’ Certificate, dated May 17, 2017 (with form of 0.800% Senior Note due 2022) (incorporated herein by reference to Exhibit 4.1 to Kellogg Company’s Current Report on Form 8-K filed May 17, 2017).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 17, 2017

KELLOGG COMPANY
(Registrant)

By:	/s/ Gary H. Pilnick
Name:	Gary H. Pilnick
Title:	Vice Chairman, Corporate Development and Chief Legal Officer